Exhibit 10.2

Special Retention Award Agreement

Dell Inc., a Delaware corporation, its subsidiaries, affiliates, successors and assigns (collectively “Dell”), is pleased to offer you this Special Retention Award Agreement (referred to herein as the “Award” or “Award Agreement”). Dell expects your future contribution to drive its continued success and wants to provide you with both the strategic tools and the financial incentive to achieve Dell’s long-term goals. As a material inducement to Dell to grant you this Award, you agree to the following terms and conditions. You agree that you are not otherwise entitled to this Award, that Dell is providing you this Award in consideration of your promises and agreements below, that this Agreement constitutes the entirety of your agreement with Dell with respect to the matters addressed herein and that Dell would not grant you this Award absent those promises and agreements.

1. Retention Award – You will receive a one-time cash incentive and retention award up to a maximum of $            , in (“Award Payment”). Your Award Payment will be reduced by the Board of Directors of Dell (the “Board”) or Leadership Development and Compensation Committee of the Board of Directors (the “Committee”) if Dell does not meet its operating free cash flow goal for Fiscal Year 2014 (based on the Board’s or the Committee’s determination of operating free cash flow in accordance with the Dell Inc. Incentive Bonus Plan without taking into account any other modifiers under the Dell Inc. Incentive Bonus Plan (for example, BU or individual)). Your Award Payment will be paid to you on the date of payout of your Fiscal Year 2014 bonus under the Dell Inc. Incentive Bonus Plan (“Payout Date”). If your Employment is terminated by you for any reason or by Dell for Cause (as defined herein) prior to the Payout Date, you will not be eligible for the Award Payment as the Award Payment is not earned until the Payout Date. If your Employment is terminated by Dell without Cause, Dell shall pay you 75% of your maximum Award Payment as soon as administratively practical and in all events no later than the Payout Date. An approved leave of absence will have no impact on how your Award Payment is calculated.

2. Agreement with Respect to Taxes – You must pay any taxes that are required by law and agree that Dell may withhold any such taxes under applicable law. You also agree that, subject to compliance with applicable law, Dell may recover from you taxes which may be payable by Dell in any jurisdiction in relation to this Award.

3. Internal Revenue Code Section 409A—This Award Agreement is intended to be excluded from coverage under Section 409A of the Internal Revenue Code (the “Code”) pursuant to the “short-term deferral exception” under Section 1.409A-1(b)(4). Dell makes no representations or warranty and shall have no liability to you or any other person if any provisions of or payments under this Agreement are determined to constitute nonqualified deferred compensation subject to Internal Revenue Code Section 409A but not to satisfy the conditions of that section.

4. Repayment of Award – To protect Dell confidential information, trade secrets, goodwill, and other valuable assets of Dell, and as a material inducement to Dell to entering into this Award Agreement, you agree that if Dell, acting through the-Committee, or its designee, determines that you engaged in Repayment Behavior (as defined herein) and that the Repayment Behavior occurred prior to March 31, 2015, you shall be required to return to Dell, upon demand, the Award Payment you received under this Agreement. The Committee or its designee shall have complete and absolute authority to construe and interpret the provisions of this Agreement, including but not limited to whether you have engaged in Repayment Behavior. All determinations by the Committee are final and binding on all parties.

5. Exclusive Venue and Choice of Law – Venue for any legal proceeding brought concerning this Award Agreement, including, without limitation, any action brought by Dell to enforce this Award Agreement or by you with respect to your rights under this Award Agreement or any petition for declaratory relief, or any other legal proceeding pertaining to this Award Agreement, shall be exclusively in the Delaware state courts, in the county of New Castle, Delaware. In addition, the New Castle County court shall apply Delaware law without regard to the Delaware choice of law provisions. Both you and Dell voluntarily submit to the jurisdiction and venue of the New Castle County courts and the application of Delaware law.

6. Definitions – As used herein the following terms will have the following meanings:

“Cause” means: (a) a violation of your obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets; (b) an act or omission by you resulting in you being charged with a criminal offense which constitutes a felony or involves moral turpitude or dishonesty; (c) conduct by you which constitutes gross neglect, insubordination, willful misconduct, or a breach of Dell’s Code of Conduct or a fiduciary duty to Dell or its shareholders; or (d) Dell Senior Management’s determination that you violated state or federal law relating to the workplace environment, including, without limitation, laws relating to sexual harassment or age, sex, race, or other prohibited discrimination.

“Direct Competitor” means any entity or other business concern that offers or plans to offer products or services that are materially competitive with any of the products or services being manufactured, offered, marketed, or are actively developed by Dell as of the date of your execution of this Award Agreement or the date your employment with Dell ends, whichever is later. By way of illustration, and not by limitation, at the time of execution of this Award Agreement, you and Dell agree that the following companies meet the definition of Direct Competitor: Accenture, Acer, Apple, CDW, Cisco, Cognizant, Computer Sciences Corporation, EMC, Hewlett-Packard, IBM, Infosys, Lenovo, Oracle, Samsung, Tata, and Wipro. You understand and agree that the foregoing list of Direct Competitors represents an example of entities which compete with Dell in a material way, and are thus considered Dell Direct Competitors. You further understand and agree: (a) that other entities are or may become Direct Competitors based on whether they compete with Dell in a material way; (b) that entities may become Direct Competitors, among other ways, as a result of Dell entering a new area of business or growing in an area of business or a competitor entering a new area of business or growing in an area of business; and (c) that the above illustrative list is in no way meant to limit the definition of Direct Competitor to that list or any other finite list.

“Repayment Behavior” means your (a) beginning employment with a Direct Competitor in a role which is similar to any role you held at Dell during the 24 months prior to your termination or in a role which could result in your using Dell confidential information or trade secrets, (b) disclosure of any Dell confidential information or trade secrets, (c) soliciting any Dell employee to leave Dell’s employ, or (d) defrauding or stealing from Dell or any Dell customer or partner. You understand and agree that this provision does not prohibit you from competing with Dell but only requires return of your Award Payment in the event of such competition.

7. Data Privacy Consent – As a condition of the grant of this Award, you consent to the collection, use and transfer of personal data as described in this paragraph. You understand that Dell holds certain personal information about you, including your name, home address and telephone number, date of birth, social security number, salary, nationality, job title, any ownership interests or directorships held in Dell and details of all cash incentive awards awarded or cancelled (“Data”). You further understand that Dell will transfer Data among themselves as necessary for the purposes of implementation, administration and management of your participation in the Award, and that Dell may each further transfer Data to any third parties assisting Dell in the implementation, administration and management of the Award. You understand that these recipients may be located in the Asia Pacific region, the Latin American Region, the European Economic Area, Canada or elsewhere, such as the United States. You authorize them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Award, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Award. You understand that you may, at any time, view such Data or require any necessary amendments to it.

8. Best-After Tax Section 280G Protection— If you are a “disqualified individual,” as defined in paragraph (c) of Code Section 280G, then, notwithstanding any other provision of this Award Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by you and Dell, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to you (or an employee group of which you are a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for you (a “Benefit Arrangement”), any right you have in respect of payment under this Award Agreement will be reduced or eliminated: (a) to the extent that such right to payment, taking into account all other rights, payments, or benefits to or for you under all Other Agreements and all Benefit Arrangements, would cause your payment under this Award Agreement to be considered a “parachute payment” within the meaning of paragraph (b)(2) of Code Section 280G as then in effect (a “Parachute Payment”); and (b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts you receive from Dell under all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by you without causing any such payment or benefit to be considered a Parachute Payment. Dell will accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of performance-based awards, then by reducing or eliminating any accelerated vesting of options or stock appreciation rights, then by reducing or eliminating any accelerated vesting of restricted stock or restricted stock units, then by reducing or eliminating any other remaining Parachute Payments.

9. Amendment — Dell reserves the right to amend or modify this Award Agreement at any time in its sole discretion; provided, however, that no such amendment or modification of the Award Agreement shall be made which adversely affects your rights under the Award Agreement without your written consent.

10. Acceptance of Terms and Conditions – This Award will not be effective and you may not receive the Award Payment until you have acknowledged and agreed to the terms and conditions set forth herein by executing this Agreement in the space provided below and returning it by faxing a signed copy of the Agreement to Sam Guess, Vice President, Global Compensation and Benefits at 512-283-9926 or scan/send (sam_guess@dell.com) no later than May 31, 2013.

Awarded subject to the terms and conditions stated above:

DELL INC.

By: /s/ Sam Guess

Sam Guess, Vice President, Global Compensation and Benefits